UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________________

Date of Report (Date of earliest event reported) December 16, 2010
(December 14, 2010)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33470 (Commission File Number)	20-1917956 (IRS Employer Identification No.)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China 464200
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (86) 27 853 75701

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously disclosed on July 9, 2010, the Company received notification from NASDAQ that the Company’s stockholders’ equity of $1,225,480, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, did not comply with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(b)(1).  On August 27, 2010, as provided in the NASDAQ Listing Rules, the Company submitted to NASDAQ a plan and timeline to achieve and sustain compliance.

As previously disclosed on September 16, 2010, the Company received a determination letter stating that NASDAQ had denied the Company’s request for continued listing on The NASDAQ Capital Market.  The determination letter stated that the Company could appeal the delisting determination by requesting a hearing and presenting its plan of compliance at such hearing.

The Company appealed the delisting determination and subsequently presented its plan of compliance at a hearing with NASDAQ.  Following the hearing, the Company provided additional information at the request of NASDAQ in support of its plan of compliance.

On December 14, 2010, the Company received a determination letter stating that NASDAQ has granted the Company’s request to remain listed on The NASDAQ Capital Market.  NASDAQ also invoked its authority under Listing Rule 5815(d)(4)(A) to impose a Hearings Panel Monitor to monitor the Company’s continued compliance with the stockholders’ equity rule through December 15, 2011.

On December 16, 2010, the Company issued a press release regarding the determination letter from NASDAQ described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release of New Oriental Energy & Chemical Corp., dated December 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2010

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Donglai Li
Name:	Donglai Li
Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release of New Oriental Energy & Chemical Corp., dated December 16, 2010.

Exhibit 99.1